EXHIBIT 99.1

[Press Release]

XOMA Will Move its Corporate Domicile to Delaware

BERKELEY, Calif., December 30, 2011 -- XOMA Ltd. (Nasdaq: XOMA) today announced that, effective December 31, 2011, it will move its corporate domicile from Bermuda to Delaware and change its name from “XOMA Ltd.” to “XOMA Corporation.”

All of the outstanding common shares of the former XOMA Ltd. will automatically convert by operation of law into common stock of XOMA Corporation on a one-for-one basis. A registration statement on Form S-4 relating to the common stock of XOMA Corporation has been declared effective by the Securities and Exchange Commission. This announcement does not constitute an offer of any securities for exchange or sale.

The Company believes that this change will:

•	provide legal, administrative and other similar efficiencies, as well as provide a basis for further efficiencies in the event XOMA undertakes to simplify its overall corporate structure;

•	reduce XOMA’s exposure to the potential consequences of certain types of punitive or potentially adverse tax legislation that have been proposed from time to time;

•	relocate XOMA’s jurisdiction of organization to one that has a body of law more familiar to its officers, its employees, its board of directors and many of its shareholders; and

•
reduce XOMA’s exposure to other potentially adverse or prejudicial actions based on its being a non-U.S. company, such as “blacklisting” of its common shares by certain pension funds or legislation restricting certain types of transactions.

The change of corporate domicile and name change will not affect the day-to-day business and operations of the organization.

About XOMA

XOMA is a leader in the discovery and development of novel antibody therapeutics.

Forward-Looking Statements

Certain statements contained herein concerning the expected benefits of XOMA’s change in its jurisdiction of incorporation or product development or that otherwise relate to future periods are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Among other things, the expected benefits of such change may not be realized to the extent anticipated or at all.

These and other risks, including those related to the generally unstable nature of current economic and financial market conditions; the results of discovery and pre-clinical testing; the timing or results of pending and future clinical trials (including the design and progress of clinical trials; safety and efficacy of the products being tested; action, inaction or delay by the FDA, European or other regulators or their advisory bodies; and analysis or interpretation by, or submission to, these entities or others of scientific data); changes in the status of existing collaborative or licensing relationships; the ability of collaborators, licensees and other third parties to meet their obligations and their discretion in decision-making; XOMA's ability to meet the demands of the United States government agency with which it has entered into its government contracts; competition; market demand for products; scale-up, manufacturing and marketing capabilities; availability of additional licensing or collaboration opportunities; international operations; share price volatility; XOMA's financing needs and opportunities; uncertainties regarding the status of biotechnology patents; uncertainties as to the costs of protecting intellectual property; and risks associated with XOMA's status as a Bermuda company, are described in more detail in XOMA's most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA's prospects.

The XOMA logo is available at www.globenewswire.com/newsroom/prs/?pkgid=5960

XOMA Ltd./XOMA Corporation
Company and Investor Contact:
Carol DeGuzman
510-204-7270
deguzman@xoma.com

Canale Communications
Media Contact:
Pam Lord
619-849-6003
pam@canalecomm.com